The Willows - Indiana

SUN COMMUNITIES, INC.®

EARNINGS PRESS RELEASE & SUPPLEMENTAL OPERATING & FINANCIAL DATA

FOURTH QUARTER 2023

Safe Harbor Ballena Isle - California

Carlton Meres Holiday Park - Saxmundham, Suffolk

Esteem
ENTEGRA

Sun Outdoors Rocky Mountains - Colorado

NYSE: SUI

Sun Communities, Inc.
Earnings Press Release & Supplemental Operating and Financial Data
For the Quarters and Years Ended December 31, 2023 and 2022

Sun Communities, Inc.
Earnings Press Release & Supplemental Operating and Financial Data
For the Quarters and Years Ended December 31, 2023 and 2022
Forward-Looking Statements:

This supplemental package contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Sun Communities, Inc. (the "Company") intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this document that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as "forecasts," "intends," "intend," "intended," "goal," "estimate," "estimates," "expects," "expect," "expected," "project," "projected," "projections," "plans," "predicts," "potential," "seeks," "anticipates," "anticipated," "should," "could," "may," "will," "designed to," "foreseeable future," "believe," "believes," "scheduled," "guidance," "target" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this document some of which are beyond the Company's control. These risks and uncertainties may cause the Company's actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks described under "Risk Factors" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 and in the Company's other filings with the Securities and Exchange Commission from time to time, such risks, uncertainties and other factors include those described under the heading "Cautionary Statement Regarding Forward-Looking Statements" in the accompanying press release.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this document, whether as a result of new information, future events, changes in the Company's expectations or otherwise, except as required by law.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to the Company or persons acting on the Company's behalf are qualified in their entirety by these cautionary statements.

Note on Non-GAAP Measures:

This document includes information regarding various non-GAAP supplemental performance measures, including funds from operations ("FFO"), Core FFO, net operating income ("NOI"), earnings before interest, tax, depreciation and amortization ("EBITDA") and Recurring EBITDA. For information on these non-GAAP measures, please refer to "Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to Core FFO," "Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to NOI," "Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to Recurring EBITDA," and "Definitions and Notes."
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EARNINGS PRESS RELEASE
February 20, 2024

Sun Communities, Inc. Reports 2023 Fourth Quarter and Full Year Results;
Provides 2024 Guidance and Increases Annual Distribution Rate for 2024

Total Revenue Increased 7.8% and 8.6% for the Quarter and Full Year

Net Loss per Diluted Share of $0.65 and $1.72 for the Quarter and Full Year

Core FFO per Share of $1.34 and $7.10 for the Quarter and Full Year

Total Same Property NOI Increased by 9.6% and 7.3% for the Quarter and Full Year

Same Property Adjusted Occupancy for MH and RV Increased by 230 Basis Points, Year-over-Year

Revenue Producing Site Gains of 3,268 for the Year, Including 2,111 Transient-to-Annual RV Site Conversions

Establishing Guidance for 2024

Expecting Total Same Property NOI Growth of 4.8% - 6.0%

Expecting Core FFO per Share of $7.04 to $7.24

Increasing Annual Distribution by 1.1% in 2024, to $3.76 per share

Southfield, Michigan, February 20, 2024 – Sun Communities, Inc. (NYSE: SUI) (the "Company" or "SUI"), a real estate investment trust ("REIT") that owns and operates, or has an interest in, manufactured housing ("MH") and recreational vehicle ("RV") communities and marinas (collectively, the "properties"), today reported its fourth quarter and full year results for 2023.

Financial Results for the Quarter and Year Ended December 31, 2023

•For the quarter ended December 31, 2023, net loss attributable to common shareholders was $80.9 million, or $0.65 per diluted share, compared to net income attributable to common shareholders of $4.7 million, or $0.04 per diluted share for the same period in 2022.

•For the year ended December 31, 2023, net loss attributable to common shareholders was $213.3 million, or $1.72 per diluted share, compared to net income attributable to common shareholders of $242.0 million, or $2.00 per diluted share, for the same period in 2022.

Non-GAAP Financial Measures

•Core Funds from Operations ("Core FFO") for the quarter and year ended December 31, 2023, were $1.34 per common share and dilutive convertible securities ("Share") and $7.10 per Share, respectively.

•Same Property Net Operating Income ("NOI") increased by 9.6% and 7.3% for the quarter and year ended December 31, 2023, respectively, as compared to the corresponding periods in 2022.

"The fourth quarter culminated a year of solid real property performance. Same property NOI surpassed our expectations and highlights the resilience of our portfolio, supported by the robust demand and limited supply fundamentals of our properties," said Gary A. Shiffman, Chairman, President and CEO. "We realized solid occupancy gains in our manufactured housing and RV communities, high levels of conversion of transient to annual RV sites and continued double digit NOI increases in our marinas. In the UK, although real property performance remains strong, macro headwinds continue to impact home sales. We are focused on realizing the consistent growth our portfolio provides and delivering reliable results from our real property assets. By remaining disciplined in pursuing new acquisition and development activity, de-leveraging our balance sheet, and maximizing the efficiency of our operating platform, we are confident in our strategic positioning to re-accelerate earnings growth in the coming years."

OPERATING HIGHLIGHTS

North America Portfolio Occupancy

•MH and annual RV sites were 97.4% occupied at December 31, 2023, as compared to 96.8% at December 31, 2022.

•During the quarter ended December 31, 2023, the number of MH and annual RV revenue producing sites increased by 683 sites, as compared to an increase of 613 sites during the corresponding period in 2022, an 11.4% increase. During the year ended December 31, 2023, MH and annual RV revenue producing sites increased by 3,268 sites, an 11.8% increase over the 2,922 sites gained during 2022.

•Transient-to-annual RV site conversions totaled 296 sites during the fourth quarter of 2023 and accounted for 43.3% of the revenue producing site gains. Transient-to-annual RV site conversions totaled 2,111 and accounted for 64.6% of the revenue producing site gains for the year ended December 31, 2023.

Same Property Results

For the properties owned and operated by the Company since at least January 1, 2022, the following table reflects the percentage changes for the quarter and year ended December 31, 2023:

	Quarter Ended December 31, 2023
	MH	RV	Marina	Total
Revenue	7.6%	2.1%	8.2%	6.3%
Expense	4.8%	(4.7)%	0.4%	0.3%
NOI	8.6%	9.3%	12.5%	9.6%

	Year Ended December 31, 2023
	MH	RV	Marina	Total
Revenue	7.0%	3.3%	9.1%	6.2%
Expense	7.5%	1.4%	3.9%	4.2%
NOI	6.8%	4.8%	11.7%	7.3%

Number of Properties	288	160	119	567

Same Property adjusted blended occupancy for MH and RV increased by 230 basis points to 98.9% at December 31, 2023, from 96.6% at December 31, 2022.

INVESTMENT ACTIVITY

During the quarter ended December 31, 2023, the Company expanded its existing communities by over 30 sites and delivered over 75 sites at one ground-up development property.

Subsequent to the quarter, the Company acquired one land parcel zoned and entitled for MH development, located in the U.S. for an aggregate purchase price of $11.7 million.

BALANCE SHEET, CAPITAL MARKETS ACTIVITY AND OTHER ITEMS

As of December 31, 2023, the Company had $7.8 billion in debt outstanding with a weighted average interest rate of 4.2% and a weighted average maturity of 6.8 years. At December 31, 2023, the Company's net debt to trailing twelve-month Recurring EBITDA ratio was 6.1 times.

During the quarter, the Company:

•Entered into new mortgage term loans for $252.8 million in aggregate that mature in November 2030 and bear interest at a fixed rate of 6.49%. The proceeds were used to repay $117.8 million of mortgage term loans that matured in 2023 and pay down amounts drawn under the Company's senior credit facility.

•Sold its 41.8 million share position in Ingenia Communities Group (ASX: INA), generating $102.5 million of proceeds, net of underwriting and other fees, with a realized loss of $8.0 million. The net proceeds were used to pay down amounts drawn under the Company's senior credit facility. The Company continues to own a 50% interest in Sungenia, a joint venture formed between the Company and the Ingenia Communities Group in November 2018.

•Completed a transaction with an unrelated entity, whereby the Company received net cash proceeds of $53.4 million in exchange for relinquishing right, title and interest in certain MH installment notes receivable. Based on the transaction structure, which in the event of a borrower default allows the Company to repurchase the underlying homes collateralizing the notes, requirements for sale accounting were not met and the notes receivable continue to be recognized on the Company's consolidated balance sheets at December 31, 2023, and referred to as collateralized receivables. The proceeds were used to pay down borrowings outstanding under the Company's senior credit facility.

•Simplified the structure of certain of its consolidated variable interest entities, Sun NG Whitewater RV Resorts LLC, Sun NG Beaver Brook LLC, Sun NG RV Resorts and four standalone affiliates (collectively "Sun NG") in a transaction with the Company's joint venture partner in Sun NG:

◦Sold the Company's majority equity interests in three properties for proceeds of $166.1 million, which resulted in a gain on disposition of $13.2 million;

◦Acquired all of the joint venture partner's noncontrolling equity interests in 14 properties and a significant portion of the noncontrolling equity interests in five stand-alone joint venture properties, for $149.5 million; and

◦Settled a total of $39.2 million of preferred equity interests, including $35.2 million of mandatorily redeemable equity interests classified as Unsecured debt, and issued Series L preferred OP units valued at $2.0 million.

•Sold its investment in Rezplot Systems LLC ("Rezplot"), a nonconsolidated affiliate. Rezplot is an RV reservation software technology company operating under the Campspot brand. Total proceeds of $27.5 million included the settlement of notes receivable from Rezplot with a recorded balance of $12.2 million and resulted in a gain on sale of $15.3 million.

Subsequent to the quarter, the Company:

•Issued $500.0 million of senior unsecured notes with an interest rate of 5.5% and a five-year term, due January 15, 2029, and received net proceeds of $495.4 million, after deducting underwriters' discounts and estimated offering expenses. The majority of the net proceeds were used to pay down borrowings outstanding under the Company's senior credit facility, reducing its floating-rate debt to total debt to approximately 10%.

•Reached an agreement to sell two operating communities located in Florida and Arizona with 533 aggregated developed sites for total cash consideration of approximately $53.0 million. The sale is expected to close during the quarter ending March 31, 2024, with a total estimated gain of approximately $7.0 million.

v

UK Note Receivable

As previously announced, the Company completed an administration process related to three real estate assets that collateralized the majority of a note receivable extended to Royale Holdings Group HoldCo Limited ("Royale Life"). On December 28, 2023, the Company acquired the assets through a credit bid, a potential outcome that management had previously discussed. During the quarter, the Company engaged third party valuation specialists to appraise the assets in accordance with Accounting Standards Codification Topic 820 – Fair Value Measurements and Disclosures and recognized such assets at fair value totaling $263.8 million, as Investment Property on the Company's Consolidated Balance Sheets as of December 31, 2023. There was no resulting remeasurement adjustment.

The Company also previously announced that the note receivable was further collateralized by a first priority security interest in three MH manufacturers in the UK and that it was continuing to work through courses of action in connection with such collateral. These assets were remeasured during the fourth quarter which resulted in an unfavorable adjustment of $102.9 million.

Subsequent to quarter end, the Company completed a receivership process related to the manufacturers. The receivers sold such assets for total consideration of $10.7 million, resulting in cash proceeds to the Company of approximately $7.0 million, net of non-cash consideration and fees. The sale of these assets resulted in an incremental fair value remeasurement adjustment of $0.8 million.

Sandy Bay Update

As previously disclosed, the Company had agreed to sell Sandy Bay, an MH operating community in the UK. The property had been classified as held for sale on its Consolidated Balance Sheets at September 30, 2023. As of December 31, 2023, the asset was reclassified as held for use and the Company is now operating the property.

Park Holidays Goodwill Impairment

During year end audit procedures, the Company reviewed controls relating to the valuation of its Park Holidays business and associated goodwill. In connection with the review, the Company concluded that changes in certain triggering factors relevant to the valuation of the Park Holidays business, including financial projections and increased interest rates, should have been taken into account when preparing the Company’s interim financial statements for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023. The total non-cash goodwill impairment recognized during 2023 was $369.9 million. The Company intends to restate such interim financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

2024 Distributions

The Company's Board of Directors has approved setting the 2024 annual distribution rate at $3.76 per common share and unit, an increase of $0.04, or 1.1%, over the current annual dividend rate of $3.72 per common share and unit for 2023. This increase will begin with the first quarter distribution to be paid in April 2024. While the Board of Directors has adopted the new annual distribution policy, the amount of each quarterly distribution on the Company's common stock will be subject to approval by the Board of Directors.

New Directors

On February 15, 2024, the Company added Jerry Ehlinger and Craig A. Leupold to its Board of Directors as independent directors. Mr. Ehlinger and Mr. Leupold bring new and thoughtful real estate industry perspectives to the Company.

2024 GUIDANCE

The Company is establishing full year and first quarter 2024 guidance for diluted EPS and Core FFO per Share as follows:

	First Quarter Ending March 31, 2024		Full Year Ending December 31, 2024
	Low	High	Low	High
Diluted EPS	$(0.08)	$(0.03)	$2.08	$2.28
Depreciation and amortization	1.32	1.32	5.35	5.35
Gain on sale of assets	(0.05)	(0.05)	(0.30)	(0.30)
Distributions on preferred OP units	0.02	0.02	0.10	0.10
Noncontrolling interest	—	—	0.10	0.10
Transaction costs and other non-recurring G&A expenses	0.02	0.02	0.07	0.07
Deferred tax benefit	(0.02)	(0.02)	(0.18)	(0.18)
Difference in weighted average share count attributed to dilutive convertible securities	—	—	(0.11)	(0.11)
Other adjustments(b)	(0.07)	(0.07)	(0.07)	(0.07)
Core FFO(c) per Share	$1.14	$1.19	$7.04	$7.24
(a) The diluted share counts for the quarter ending March 31, 2024 and the year ending December 31, 2024 are 129.7 million and 129.8 million, respectively.
(b) Other adjustments consist primarily of remeasurement (gains) / losses, contingent legal and insurance gains and other items presented in the table that reconciles Net income / (loss) attributable to SUI common shareholders to Core FFO on page 6.
(c) The Company's initial guidance translates forecasted results from operations in Canada, Australia and the UK using the relevant exchange rates in effect on December 31, 2023, as follows:

Exchange Rates in Effect at:	December 31, 2023
U.S. Dollar ("USD") / Pound Sterling ("GBP")	1.27
USD / Canadian Dollar ("CAD")	0.75
USD / Australian Dollar ("AUS")	0.68

The Company's guidance for the full year ending December 31, 2024 is reflected below. Note that certain prior period amounts have been reclassified to conform with current period presentation, with no effect on net income / (loss). The reclassifications more precisely align certain indirect expenses with underlying activity drivers. The Company has noted these line items in its guidance footnotes below, and has provided 2023 quarterly results that reflect these classifications in the "Definitions and Notes" section of this supplemental information package.

	FY 2023 Results (in millions)	Expected % Change in FY 2024
Same Property Portfolio(a)
North America
Revenues from real property	$1,737.3	6.4% - 6.8%
Total property operating expenses	$582.9	8.1% - 9.1%
Total North America Same Property NOI	$1,154.4	5.0% - 6.2%

MH NOI	$609.9	6.0% - 7.0%
RV NOI	$291.7	2.1% - 3.5%
Marina NOI	$252.7	6.1% - 7.5%

UK
Revenues from real property	$138.9	4.8% - 5.4%
Total property operating expenses	$69.1	7.4% - 8.4%
Total UK Same Property NOI	$69.8	1.3% - 3.3%

Total Same Property NOI(b)(c)	$1,224.1	4.8% - 6.0%

Average Rental Rate Increases Expected
MH	5.4%
Annual RV	6.5%
Marina	5.6%
UK	7.1%

For the first quarter ending March 31, 2024, the Company's guidance range assumes Total Same Property NOI growth of 6.0% - 7.3%.

Consolidated Portfolio Guidance For 2024	FY 2023 Results (in millions)	Expected Change / Range in FY 2024
Revenues from real property	$2,059.8	7.1% - 7.6%
Total property operating expenses(d)	$810.4	8.1% - 8.4%
Total Real Property NOI	$1,249.4	6.3% - 7.3%

Service, retail, dining and entertainment NOI(d)	$68.5	$58.4 - $63.2
Interest income	$45.4	$17.6 - $18.6
Brokerage commissions and other, net(e)(f)	$60.6	$44.8 - $47.2
FFO contribution from North American home sales(d)	$17.0	$14.4 - $15.9
Income from nonconsolidated affiliates	$16.0	$13.7 - $14.7
General and administrative expenses(d)	$272.1	$262.2 - $267.4
Interest expense	$325.8	$356.3 - $362.7
Current tax expense	$14.5	$14.6 - $16.8

	FY 2023 Results (in millions)	Expected Range in FY 2024
UK Home Sales
UK homes sales volume(g)	2,857	2,650 - 2,850
FFO contribution from UK home sales ($ in millions)(d)(g)	$59.2	$62.3 - $69.9

Other Guidance Assumptions	Expected Range in FY 2024
Increase in revenue producing sites (North America)	2,450 - 2,750

Seasonality	1Q24	2Q24	3Q24	4Q24
North America Same Property NOI:
MH	25%	25%	25%	25%
RV	16%	26%	41%	17%
Marina	18%	27%	31%	24%
Total	21%	25%	30%	24%

UK Same Property NOI	13%	26%	41%	20%

Home Sales FFO
North America	24%	32%	26%	18%
UK	18%	30%	33%	19%
Total Home Sales	19%	30%	32%	19%

Consolidated Service, Retail, Dining and Entertainment NOI	3%	36%	47%	14%

Consolidated EBITDA	19%	26%	33%	22%

Core FFO per Share	16%	27%	36%	21%

Footnotes to 2024 Guidance Assumptions
(a)
The amounts in the Same Property Portfolio table reflect constant currency, as Canadian and Pound Sterling currency figures included within the 2023 amounts have been translated at the assumed exchange rates used for 2024 guidance.

(b)	Total Same Property results net $129.2 million and $133.2 million of utility revenue against the related utility expense in property operating expenses for 2023 results and 2024 guidance, respectively.
(c)	2023 actual results exclude $0.4 million of expenses incurred at recently acquired properties to bring them up to the Company's standards. The improvements included items such as tree trimming and painting costs that do not meet the Company's capitalization policy.
(d)	The table below summarizes the impacts of 2023 expense reclassification. Please refer to the "Definitions and Notes" section for quarterly data.

	(in millions, except for *)	FY 2023 Reported	FY 2023 Adjusted
	Consolidated portfolio property operating expenses	$(807.9)	$(810.4)
	Service, retail, dining and entertainment NOI	$53.9	$68.5
	General and administrative expenses	$(270.2)	$(272.1)
	North America home sales FFO contribution	$18.2	$17.0
	UK home sales FFO contribution	$68.3	$59.2
	Average NOI margin per home sold*	$24,300	$21,100
(e)	Brokerage commissions and other, net includes $23.4 million and $21.0 million of business interruption income in 2023 and 2024, respectively.
(f)	Brokerage commissions and other, net included approximately $8.5 million of lease income in 2023 that will be recognized in total real property NOI in 2024.
(g)	Includes UK home sales from Park Holidays and Sandy Bay.

The estimates and assumptions presented above represent a range of possible outcomes and may differ materially from actual results. These estimates include contributions from all acquisitions, dispositions and capital markets activity completed through February 20, 2024. These estimates exclude all other prospective acquisitions, dispositions and capital markets activity. The estimates and assumptions are forward-looking based on the Company's current assessment of economic and market conditions and are subject to the other risks outlined below under the caption Cautionary Statement Regarding Forward-Looking Statements.
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EARNINGS CONFERENCE CALL

A conference call to discuss fourth quarter results will be held on Wednesday February 21, 2024 at 11:00 A.M. (ET). To participate, call toll-free at (877) 407-9039. Callers outside the U.S. or Canada can access the call at (201) 689-8470. A replay will be available following the call through March 6, 2024 and can be accessed toll-free by calling (844) 512-2921 or (412) 317-6671. The Conference ID number for the call and the replay is 13743159. The conference call will be available live on the Company's website located at www.suninc.com. The replay will also be available on the website.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this document that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as "forecasts," "intends," "intend," "intended," "goal," "estimate," "estimates," "expects," "expect," "expected," "project," "projected," "projections," "plans," "predicts," "potential," "seeks," "anticipates," "anticipated," "should," "could," "may," "will," "designed to," "foreseeable future," "believe," "believes," "scheduled," "guidance," "target" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this document, some of which are beyond the Company's control. These risks and uncertainties and other factors may cause the Company's actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks described under "Risk Factors" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, and in the Company's other filings with the Securities and Exchange Commission, from time to time, such risks, uncertainties and other factors include, but are not limited to:

∙	Changes in general economic conditions, including inflation, deflation and energy costs, the real estate industry and the markets within which the Company operates;
∙	Difficulties in the Company's ability to evaluate, finance, complete and integrate acquisitions, developments and expansions successfully;
∙	The Company's liquidity and refinancing demands;
∙	The Company's ability to obtain or refinance maturing debt;
∙	The Company's ability to maintain compliance with covenants contained in its debt facilities and its unsecured notes;
∙	Availability of capital;
∙	Outbreaks of disease and related restrictions on business operations;
∙	Changes in foreign currency exchange rates, including between the U.S. dollar and each of the Canadian dollar, Australian dollar and Pound sterling;
∙	The Company's ability to maintain rental rates and occupancy levels;
∙	The Company's ability to maintain effective internal control over financial reporting and disclosure controls and procedures;
∙	The Company's remediation plan and its ability to remediate the material weakness in its internal control over financial reporting;
∙	Expectations regarding the amount or frequency of impairment losses, including as a result of the write-down of intangible assets, including goodwill;
∙	Increases in interest rates and operating costs, including insurance premiums and real estate taxes;
∙	Risks related to natural disasters such as hurricanes, earthquakes, floods, droughts and wildfires;
∙	General volatility of the capital markets and the market price of shares of the Company's capital stock;
∙	The Company's ability to maintain its status as a REIT;
∙	Changes in real estate and zoning laws and regulations;
∙	Legislative or regulatory changes, including changes to laws governing the taxation of REITs;
∙	Litigation, judgments or settlements, including costs associated with prosecuting or defending claims and any adverse outcomes;
∙	Competitive market forces;
∙	The ability of purchasers of manufactured homes and boats to obtain financing; and
∙	The level of repossessions by manufactured home and boat lenders;
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this document, whether as a result of new information, future events, changes in the Company's expectations or otherwise, except as required by law.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to the Company or persons acting on the Company's behalf are qualified in their entirety by these cautionary statements.

Overview
Company Overview and Investor Information

The Company

Established in 1975, Sun Communities, Inc. became a publicly owned corporation in December 1993. The Company is a fully integrated REIT listed on the New York Stock Exchange under the symbol: SUI. As of December 31, 2023, the Company owned, operated, or had an interest in a portfolio of 667 developed MH, RV and Marina properties comprising 179,310 developed sites and approximately 48,030 wet slips and dry storage spaces in the U.S., the UK and Canada.

For more information about the Company, please visit www.suninc.com.

Company Contacts

Management	Investor Relations
•Gary A. Shiffman, Chairman, President and CEO	Sara Ismail, Vice President
•Fernando Castro-Caratini, EVP and CFO	(248) 208-2500
•Bruce D. Thelen, EVP and COO	investorrelations@suncommunities.com

Corporate Debt Ratings
Moody's	S&P
Baa3 | Stable	BBB | Stable

Equity Research Coverage
Bank of America Merrill Lynch	Joshua Dennerlein	joshua.dennerlein@bofa.com
Barclays	Anthony Powell	anthony.powell@barclays.com
BMO Capital Markets	John Kim	jp.kim@bmo.com
Citi Research	Eric Wolfe	eric.wolfe@citi.com
	Nicholas Joseph	nicholas.joseph@citi.com
Deutsche Bank	Conor Peaks	conor.peaks@db.com
	Omotayo Okusanya	omotayo.okusanya@db.com
Evercore ISI	Samir Khanal	samir.khanal@evercoreisi.com
	Steve Sakwa	steve.sakwa@evercoreisi.com
Green Street Advisors	John Pawlowski	jpawlowski@greenstreetadvisors.com
JMP Securities	Aaron Hecht	ahecht@jmpsecurities.com
RBC Capital Markets	Brad Heffern	brad.heffern@rbccm.com
Robert W. Baird & Co.	Wesley Golladay	wgolladay@rwbaird.com
Truist Securities	Anthony Hau	anthony.hau@truist.com
UBS	Michael Goldsmith	michael.goldsmith@ubs.com
Wells Fargo	James Feldman	james.feldman@wellsfargo.com
Wolfe Research	Andrew Rosivach	arosivach@wolferesearch.com
	Keegan Carl	kcarl@wolferesearch.com
4th Quarter Supplemental Information 1

Overview
Financial and Operating Highlights
($ in millions, except Per Share amounts)

	Quarters Ended
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Financial Information
Basic earnings / (loss) per share (a)	$(0.65)	$0.97	$(1.67)	$(0.36)	$0.04
Diluted earnings / (loss) per share(a)	$(0.65)	$0.97	$(1.68)	$(0.36)	$0.04

Cash distributions declared per common share	$0.93	$0.93	$0.93	$0.93	$0.88

FFO per Share(a)(b)	$1.41	$2.55	$1.96	$1.14	$1.02
Core FFO per Share(b)	$1.34	$2.57	$1.96	$1.23	$1.33

Real Property NOI
MH	$169.3	$182.5	$168.7	$156.9	$153.5
RV	51.0	128.4	76.5	45.8	46.0
Marinas	65.3	83.1	72.4	52.0	58.3
Total	$285.6	$394.0	$317.6	$254.7	$257.8

Recurring EBITDA	$256.0	$433.0	$339.7	$237.4	$236.3
TTM Recurring EBITDA / Interest	3.9 x	4.0 x	4.3 x	4.6 x	5.2 x
Net Debt / TTM Recurring EBITDA	6.1 x	6.1 x	6.2 x	6.1 x	6.0 x

Balance Sheet
Total assets(a)	$16,940.7	$17,246.6	$17,234.9	$17,348.1	$17,084.2
Total debt	$7,777.3	$7,665.0	$7,614.0	$7,462.0	$7,197.2
Total liabilities	$9,506.8	$9,465.0	$9,474.8	$9,294.8	$8,992.8

Operating Information
Properties
MH	353	353	354	354	353
RV	179	182	182	182	182
Marina	135	135	135	135	134
Total	667	670	671	671	669

Sites, Wet Slips and Dry Storage Spaces
Manufactured homes	118,430	118,250	118,170	117,970	118,020
Annual RV	32,390	32,150	31,620	30,860	30,330
Transient sites	28,490	29,770	30,270	30,870	31,180
Total sites	179,310	180,170	180,060	179,700	179,530
Marina wet slips and dry storage spaces(c)	48,030	48,030	48,180	47,990	47,820

Occupancy
MH occupancy (including UK)	95.5%	95.4%	95.3%	95.1%	95.0%
Annual RV occupancy	100.0%	100.0%	100.0%	100.0%	100.0%
Blended MH and annual RV occupancy	96.4%	96.4%	96.3%	96.1%	96.0%

MH and RV Revenue Producing Site Net Gains(d) (excluding UK Operations)
MH leased sites, net	387	207	285	278	346
RV leased sites, net	296	537	754	524	267
Total leased sites, net	683	744	1,039	802	613
(a) .As adjusted for Park Holidays non-cash goodwill impairment. Refer to Definitions and Notes for additional information.
(b) Excludes the effects of certain anti-dilutive convertible securities.
(c) Total wet slips and dry storage spaces are adjusted each quarter based on site configuration and usability.
(d) Revenue producing site net gains do not include occupied sites acquired during the year.
4th Quarter Supplemental Information 2

Overview
Portfolio Overview as of December 31, 2023

	MH & RV Properties
	Properties	MH & Annual RV		RV Transient Sites	Total MH and RV Sites	Sites for Development
Location		Sites	Occupancy %
North America
Florida	129	40,650	97.7%	3,760	44,410	3,400
Michigan	85	32,890	97.1%	610	33,500	1,310
California	37	6,920	98.8%	1,880	8,800	850
Texas	29	8,990	96.1%	1,830	10,820	3,920
Ontario, Canada	16	4,700	100.0%	480	5,180	1,450
Connecticut	16	1,920	95.0%	80	2,000	—
Maine	15	2,470	96.0%	1,070	3,540	200
Arizona	13	4,590	94.7%	920	5,510	—
Indiana	12	3,150	97.8%	1,030	4,180	180
New Jersey	11	2,970	100.0%	1,070	4,040	260
Colorado	11	2,900	87.0%	990	3,890	1,420
Virginia	10	1,500	99.9%	1,950	3,450	750
New York	10	1,520	99.3%	1,420	2,940	780
Other	83	17,540	98.7%	8,200	25,740	1,010
North America Total	477	132,710	97.4%	25,290	158,000	15,530
United Kingdom	55	18,110	89.5%	3,200	21,310	2,450
Total	532	150,820	96.4%	28,490	179,310	17,980

	Marina
	Properties	Wet Slips and Dry Storage Spaces
Location
Florida	21	5,200
Rhode Island	12	3,460
California	11	5,710
Connecticut	11	3,330
New York	9	3,020
Massachusetts	9	2,520
Maryland	9	2,480
Other	53	22,310
Total	135	48,030

	Properties	Sites, Wet Slips and Dry Storage Spaces

Total Portfolio	667	227,340

4th Quarter Supplemental Information 3

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Consolidated Balance Sheets
(amounts in millions)

	December 31, 2023	December 31, 2022
Assets
Land	$4,278.2	$4,322.3
Land improvements and buildings	11,682.2	10,903.4
Rental homes and improvements	744.4	645.2
Furniture, fixtures and equipment	1,011.7	839.0
Investment property	17,716.5	16,709.9
Accumulated depreciation	(3,272.9)	(2,738.9)
Investment property, net	14,443.6	13,971.0
Cash, cash equivalents and restricted cash	42.7	90.4
Marketable securities	—	127.3
Inventory of manufactured homes	205.6	202.7
Notes and other receivables, net	421.6	617.3
Collateralized receivables, net(a)	56.2	—
Goodwill	733.0	1,018.4
Other intangible assets, net	369.5	402.0
Other assets, net	668.5	655.1
Total Assets	$16,940.7	$17,084.2
Liabilities
Mortgage loans payable	$3,478.9	$3,217.8
Secured borrowings on collateralized receivables(a)	55.8	—
Unsecured debt	4,242.6	3,979.4
Distributions payable	118.2	111.3
Advanced reservation deposits and rent	344.5	352.1
Accrued expenses and accounts payable	313.7	396.3
Other liabilities	953.1	935.9
Total Liabilities	9,506.8	8,992.8
Commitments and contingencies
Temporary equity	260.9	202.9
Shareholders' Equity
Common stock	1.2	1.2
Additional paid-in capital	9,466.9	9,549.7
Accumulated other comprehensive income / (loss)	12.2	(9.9)
Distributions in excess of accumulated earnings	(2,397.5)	(1,731.2)
Total SUI shareholders' equity	7,082.8	7,809.8
Noncontrolling interests
Common and preferred OP units	90.2	78.7
Total noncontrolling interests	90.2	78.7
Total Shareholders' Equity	7,173.0	7,888.5
Total Liabilities, Temporary Equity and Shareholders' Equity	$16,940.7	$17,084.2
(a) Refer to "Secured borrowings on collateralized receivables" within Definitions and Notes for additional information.
4th Quarter Supplemental Information 4

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Consolidated Statements of Operations
(amounts in millions, except for per share amounts)

	Quarter Ended			Year Ended
	December 31, 2023	December 31, 2022	% Change	December 31, 2023	December 31, 2022	% Change
Revenues
Real property (excluding transient)(a)	$428.7	$390.8	9.7%	$1,714.2	$1,548.9	10.7%
Real property - transient	44.7	49.8	(10.2)%	345.6	353.3	(2.2)%
Home sales	93.2	107.7	(13.5)%	419.9	465.8	(9.9)%
Service, retail, dining and entertainment	140.0	108.6	28.9%	638.9	531.6	20.2%
Interest	4.8	9.9	(51.5)%	45.4	35.2	29.0%
Brokerage commissions and other, net	15.3	7.5	104.0%	60.6	34.9	73.6%
Total Revenues	726.7	674.3	7.8%	3,224.6	2,969.7	8.6%
Expenses
Property operating and maintenance(a)	159.8	155.4	2.8%	690.5	624.6	10.6%
Real estate tax	28.0	27.4	2.2%	117.4	110.6	6.1%
Home costs and selling	70.5	76.0	(7.2)%	295.4	311.2	(5.1)%
Service, retail, dining and entertainment	134.6	109.4	23.0%	585.0	472.7	23.8%
General and administrative	77.8	69.8	11.5%	270.2	256.8	5.2%
Catastrophic event-related charges, net	6.0	5.2	15.4%	3.8	17.5	N/M
Business combinations	—	0.8	(100.0)%	3.0	24.7	(87.9)%
Depreciation and amortization	177.7	154.1	15.3%	660.0	601.8	9.7%
Asset impairments	—	0.7	(100.0)%	10.1	3.0	236.7%
Goodwill impairment	—	—	N/A	369.9	—	N/A
Loss on extinguishment of debt	—	—	N/A	—	4.4	(100.0)%
Interest	85.9	67.6	27.1%	325.8	229.8	41.8%
Interest on mandatorily redeemable preferred OP units / equity	0.6	1.1	(45.5)%	3.3	4.2	(21.4)%
Total Expenses	740.9	667.5	11.0%	3,334.4	2,661.3	25.3%
Income / (Loss) Before Other Items	(14.2)	6.8	N/M	(109.8)	308.4	N/M
Gain / (loss) on remeasurement of marketable securities	(8.0)	20.6	N/M	(16.0)	(53.4)	(70.0)%
Gain / (loss) on foreign currency exchanges	6.2	(16.3)	N/M	(0.3)	5.4	N/M
Gain / (loss) on disposition of properties	13.9	(0.3)	N/M	11.0	12.2	(9.8)%
Other expense, net(b)	(2.0)	(4.7)	(57.4)%	(7.5)	(2.1)	257.1%
Loss on remeasurement of notes receivable	(103.6)	(0.9)	N/M	(106.7)	(0.8)	N/M
Income / (loss) from nonconsolidated affiliates	15.5	(0.9)	N/M	16.0	2.9	N/M
Gain / (loss) on remeasurement of investment in nonconsolidated affiliates	0.3	(2.8)	N/M	(4.2)	(2.7)	55.6%
Current tax benefit / (expense)	(0.6)	2.2	N/M	(14.5)	(10.3)	40.8%
Deferred tax benefit	8.3	0.3	N/M	22.9	4.2	N/M
Net Income / (Loss)	(84.2)	4.0	N/M	(209.1)	263.8	N/M
Less: Preferred return to preferred OP units / equity interests	3.3	2.4	37.5%	12.3	11.0	11.8%
Less: Income / (loss) attributable to noncontrolling interests	(6.6)	(3.1)	112.9%	(8.1)	10.8	(175.0)%
Net Income / (Loss) Attributable to SUI Common Stockholders	$(80.9)	$4.7	N/M	$(213.3)	$242.0	(188.1)%

Weighted average common shares outstanding - basic(b)	123.5	123.1	0.3%	123.4	120.2	2.7%
Weighted average common shares outstanding - diluted(b)	126.4	125.8	0.5%	123.8	122.9	0.7%

Basic earnings / (loss) per share	$(0.65)	$0.04	N/M	$(1.71)	$2.00	N/M
Diluted earnings / (loss) per share(c)	$(0.65)	$0.04	N/M	$(1.72)	$2.00	N/M
(a) Refer to "Utility Revenues" within Definitions and Notes for additional information.
(b) Refer to Definitions and Notes for additional information.
(c) Excludes the effect of certain anti-dilutive convertible securities.
N/M = Not meaningful.
N/A = Not applicable.
4th Quarter Supplemental Information 5

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to Core FFO
(amounts in millions, except for per share data)

	Quarter Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net Income / (Loss) Attributable to SUI Common Shareholders	$(80.9)	$4.7	$(213.3)	$242.0
Adjustments
Depreciation and amortization	176.7	153.3	657.2	599.6
Depreciation on nonconsolidated affiliates	—	—	0.2	0.1
Asset impairments	—	0.7	10.1	3.0
Goodwill impairment	—	—	369.9	—
(Gain) / loss on remeasurement of marketable securities	8.0	(20.6)	16.0	53.4
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	(0.3)	2.8	4.2	2.7
Loss on remeasurement of notes receivable	103.6	0.9	106.7	0.8
Loss on remeasurement of collateralized receivables and secured borrowings, net	0.4	—	0.4	—
(Gain) / loss on dispositions of properties, including tax effect	(13.9)	0.3	(8.9)	(12.2)
Add: Returns on preferred OP units	3.2	0.5	11.8	9.5
Add: Income / (loss) attributable to noncontrolling interests	(6.5)	(2.5)	(8.1)	10.4
Gain on dispositions of assets, net	(9.0)	(10.7)	(38.0)	(54.9)
FFO(a)	$181.3	$129.4	908.2	$854.4

Adjustments
Business combination expense	—	0.8	3.0	24.7
Acquisition and other transaction costs(a)	12.7	6.5	25.3	22.7
Loss on extinguishment of debt	—	—	—	4.4
Catastrophic event-related charges, net	6.0	5.2	3.8	17.5
Loss of earnings - catastrophic event-related charges, net(b)	(2.8)	4.6	2.1	4.8
(Gain) / loss on foreign currency exchanges	(6.2)	16.3	0.3	(5.4)
Other adjustments, net(a)	(17.8)	5.5	(27.4)	0.4
Core FFO(a)(c)	$173.2	$168.3	$915.3	$923.5

Weighted Average Common Shares Outstanding - Diluted	129.0	126.5	128.9	125.6

FFO per Share(c)	$1.41	$1.02	$7.05	$6.80

Core FFO per Share(c)	$1.34	$1.33	$7.10	$7.35
(a) Refer to Definitions and Notes for additional information.
(b) Loss of earnings - catastrophic event-related charges, net include the following:

	Quarter Ended	Year Ended
	December 31, 2023	December 31, 2023
Hurricane Ian - Three Fort Myers, Florida RV communities impaired
Estimated loss of earnings in excess of the applicable business interruption deductible	$5.1	$21.9
Insurance recoveries realized for previously estimated loss of earnings through August 31, 2023	(7.9)	(19.7)
Hurricane Irma - Three Florida Keys communities impaired
Estimated loss of earnings in excess of the applicable business interruption deductible	—	0.5
Reversal of unpaid previously estimated loss of earnings that the Company does not expect to recover	—	(0.6)
Loss of earnings - catastrophic event-related charges, net	$(2.8)	$2.1
(c) Excludes the effect of certain anti-dilutive convertible securities.
Refer to Definitions and Notes for additional information for Home sales contribution to FFO.

4th Quarter Supplemental Information 6

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to NOI
(amounts in millions)

	Quarter Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net Income / (Loss) Attributable to SUI Common Shareholders	$(80.9)	$4.7	$(213.3)	$242.0
Interest income	(4.8)	(9.9)	(45.4)	(35.2)
Brokerage commissions and other revenues, net	(15.3)	(7.5)	(60.6)	(34.9)
General and administrative	77.8	69.8	270.2	256.8
Catastrophic event-related charges, net	6.0	5.2	3.8	17.5
Business combination expense	—	0.8	3.0	24.7
Depreciation and amortization	177.7	154.1	660.0	601.8
Asset impairments	—	0.7	10.1	3.0
Goodwill impairment	—	—	369.9	—
Loss on extinguishment of debt	—	—	—	4.4
Interest expense	85.9	67.6	325.8	229.8
Interest on mandatorily redeemable preferred OP units / equity	0.6	1.1	3.3	4.2
(Gain) / loss on remeasurement of marketable securities	8.0	(20.6)	16.0	53.4
(Gain) / loss on foreign currency exchanges	(6.2)	16.3	0.3	(5.4)
(Gain) / loss on disposition of properties	(13.9)	0.3	(11.0)	(12.2)
Other expense, net(a)	2.0	4.7	7.5	2.1
Loss on remeasurement of notes receivable	103.6	0.9	106.7	0.8
(Income) / loss from nonconsolidated affiliates	(15.5)	0.9	(16.0)	(2.9)
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	(0.3)	2.8	4.2	2.7
Current tax (benefit) / expense	0.6	(2.2)	14.5	10.3
Deferred tax benefit	(8.3)	(0.3)	(22.9)	(4.2)
Add: Preferred return to preferred OP units / equity interests	3.3	2.4	12.3	11.0
Add: Income / (loss) attributable to noncontrolling interests	(6.6)	(3.1)	(8.1)	10.8
NOI	$313.7	$288.7	$1,430.3	$1,380.5

	Quarter Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Real Property NOI(a)	$285.6	$257.8	$1,251.9	$1,167.0
Home Sales NOI(a)	22.7	31.7	124.5	154.6
Service, retail, dining and entertainment NOI(a)	5.4	(0.8)	53.9	58.9
NOI	$313.7	$288.7	$1,430.3	$1,380.5
(a) Refer to Definitions and Notes for additional information.
4th Quarter Supplemental Information 7

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to Recurring EBITDA
(amounts in millions)

	Quarter Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net Income / (Loss) Attributable to SUI Common Stockholders	$(80.9)	$4.7	$(213.3)	$242.0
Adjustments
Depreciation and amortization	177.7	154.1	660.0	601.8
Asset impairments	—	0.7	10.1	3.0
Goodwill impairment	—	—	369.9	—
Loss on extinguishment of debt	—	—	—	4.4
Interest expense	85.9	67.6	325.8	229.8
Interest on mandatorily redeemable preferred OP units / equity	0.6	1.1	3.3	4.2
Current tax (benefit) / expense	0.6	(2.2)	14.5	10.3
Deferred tax benefit	(8.3)	(0.3)	(22.9)	(4.2)
(Income) / loss from nonconsolidated affiliates	(15.5)	0.9	(16.0)	(2.9)
Less: (Gain) / loss on dispositions of properties	(13.9)	0.3	(11.0)	(12.2)
Less: Gain on dispositions of assets, net	(9.0)	(10.7)	(38.0)	(54.9)
EBITDAre	$137.2	$216.2	$1,082.4	$1,021.3
Adjustments
Catastrophic event-related charges, net	6.0	5.2	3.8	17.5
Business combination expense	—	0.8	3.0	24.7
(Gain) / loss on remeasurement of marketable securities	8.0	(20.6)	16.0	53.4
(Gain) / loss on foreign currency exchanges	(6.2)	16.3	0.3	(5.4)
Other expense, net(a)	2.0	4.7	7.5	2.1
Loss on remeasurement of notes receivable	103.6	0.9	106.7	0.8
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	(0.3)	2.8	4.2	2.7
Add: Preferred return to preferred OP units / equity interests	3.3	2.4	12.3	11.0
Add: Income / (loss) attributable to noncontrolling interests	(6.6)	(3.1)	(8.1)	10.8
Add: Gain on dispositions of assets, net	9.0	10.7	38.0	54.9
Recurring EBITDA	$256.0	$236.3	$1,266.1	$1,193.8
(a) Refer to Definitions and Notes for additional information.
4th Quarter Supplemental Information 8

Supplemental Disclosure
Real Property Operations - Total Portfolio
(amounts in millions, except statistical information)

	Quarter Ended December 31, 2023						Quarter Ended December 31, 2022
	MH						MH
Financial Information	North America	UK	Total	RV	Marinas	Total	North America	UK	Total	RV	Marinas	Total
Revenues
Real property (excluding transient)(a)	$229.3	$29.0	$258.3	$70.0	$100.4	$428.7	$213.2	$25.4	$238.6	$60.7	$91.5	$390.8
Real property - transient	0.4	4.2	4.6	35.5	4.6	44.7	0.4	3.8	4.2	41.4	4.2	49.8
Total operating revenues	229.7	33.2	262.9	105.5	105.0	473.4	213.6	29.2	242.8	102.1	95.7	440.6
Expenses
Property operating expenses	74.3	19.3	93.6	54.5	39.7	187.8	70.5	18.8	89.3	56.1	37.4	182.8
Real Property NOI	$155.4	$13.9	$169.3	$51.0	$65.3	$285.6	$143.1	$10.4	$153.5	$46.0	$58.3	$257.8

	Year Ended December 31, 2023						Year Ended December 31, 2022
	MH						MH
Financial Information	North America	UK	Total	RV	Marinas	Total	North America	UK(b)	Total	RV	Marinas	Total
Revenues
Real property (excluding transient)(a)	$906.1	$114.2	$1,020.3	$287.1	$406.8	$1,714.2	$844.0	$70.1	$914.1	$268.9	$365.9	$1,548.9
Real property - transient	1.9	42.1	44.0	276.8	24.8	345.6	1.6	38.5	40.1	294.4	18.8	353.3
Total operating revenues	908.0	156.3	1,064.3	563.9	431.6	2,059.8	845.6	108.6	954.2	563.3	384.7	1,902.2
Expenses
Property operating expenses	297.5	89.6	387.1	262.1	158.7	807.9	274.6	57.6	332.2	261.4	141.6	735.2
Real Property NOI	$610.5	$66.7	$677.2	$301.8	$272.9	$1,251.9	$571.0	$51.0	$622.0	$301.9	$243.1	$1,167.0

	As of December 31, 2023						As of December 31, 2022
	MH						MH
Other information	North America	UK	Total	RV	Marinas	Total	North America	UK(b)	Total	RV	Marinas	Total
Number of properties	298	55	353	179	135	667	298	55	353	182	134	669
Sites, wet slips and dry storage spaces
Sites, wet slips and dry storage spaces(c)	100,320	18,110	118,430	32,390	48,030	198,850	99,980	18,040	118,020	30,330	47,820	196,170
Transient sites	N/M	3,200	3,200	25,290	N/A	28,490	N/M	3,140	3,140	28,040	N/A	31,180
Total	100,320	21,310	121,630	57,680	48,030	227,340	99,980	21,180	121,160	58,370	47,820	227,350

MH and Annual RV Occupancy	96.6%	89.5%	95.5%	100.0%	N/A	96.4%	95.9%	89.0%	95.0%	100.0%	N/A	96.0%
N/M = Not meaningful. N/A = Not applicable.
(a) Refer to "Utility Revenues" within Definitions and Notes for additional information.
(b) UK amounts for the year ended December 31, 2022 cover April 8, 2022 (date of acquisition) to December 31, 2022.
(c) MH annual sites included 10,237 and 9,334 rental homes in the Company's Rental Program at December 31, 2023 and 2022, respectively. The Company's investment in occupied rental homes at December 31, 2023 was $697.1 million, an increase of 21.8% from $572.3 million at December 31, 2022.
4th Quarter Supplemental Information 9

Supplemental Disclosure
Real Property Operations - Same Property Portfolio(a)
(amounts in millions, except for statistical information)

	Quarter Ended December 31, 2023				Quarter Ended December 31, 2022				Total Change	% Change(c)
	MH(b)	RV(b)	Marina	Total	MH(b)	RV(b)	Marina	Total		MH	RV	Marina	Total
Financial Information
Same Property Revenues
Real property (excluding transient)	$211.0	$65.4	$81.5	$357.9	$196.3	$56.5	$75.4	$328.2	$29.7	7.5%	15.8%	8.1%	9.1%
Real property - transient	0.5	32.2	4.2	36.9	0.3	39.1	3.8	43.2	(6.3)	66.1%	(17.7)%	9.9%	(14.6)%
Total Same Property operating revenues	211.5	97.6	85.7	394.8	196.6	95.6	79.2	371.4	23.4	7.6%	2.1%	8.2%	6.3%
Same Property Expenses
Same Property operating expenses(d)(e)	56.8	46.9	28.0	131.7	54.3	49.2	27.9	131.4	0.3	4.8%	(4.7)%	0.4%	0.3%
Real Property NOI(e)	$154.7	$50.7	$57.7	$263.1	$142.3	$46.4	$51.3	$240.0	$23.1	8.6%	9.3%	12.5%	9.6%

	Year Ended December 31, 2023				Year Ended December 31, 2022				Total Change	% Change(c)
	MH(b)	RV(b)	Marina	Total	MH(b)	RV(b)	Marina	Total		MH	RV	Marina	Total
Financial Information
Same Property Revenues
Real property (excluding transient)	$830.4	$263.8	$326.0	$1,420.2	$776.2	$228.1	$302.4	$1,306.7	$113.5	7.0%	15.6%	7.8%	8.7%
Real property - transient	1.6	256.2	21.7	279.5	1.2	275.4	16.4	293.0	(13.5)	25.9%	(7.0)%	32.6%	(4.6)%
Total Same Property operating revenues	832.0	520.0	347.7	1,699.7	777.4	503.5	318.8	1,599.7	100.0	7.0%	3.3%	9.1%	6.2%
Same Property Expenses
Same Property operating expenses(d)(e)	223.8	224.7	112.1	560.6	208.2	221.7	107.9	537.8	22.8	7.5%	1.4%	3.9%	4.2%
Real Property NOI(e)	$608.2	$295.3	$235.6	$1,139.1	$569.2	$281.8	$210.9	$1,061.9	$77.2	6.8%	4.8%	11.7%	7.3%

Other Information
Number of properties	288	160	119	567	288	160	119	567
Sites, wet slips and dry storage spaces	98,620	54,370	40,890	193,880	98,340	54,400	41,000	193,740
(a) Refer to the Definitions and Notes for additional information.
(b) Same Property results for the Company's MH and RV properties reflect constant currency for comparative purposes. Canadian currency figures in the prior comparative period have been translated at the average exchange rate of $0.7377 USD and $0.7418 USD per Canadian dollar, respectively, during the quarter and year ended December 31, 2023.
(c) Percentages are calculated based on unrounded numbers.
(d) Refer to "Utility Revenues" within Definitions and Notes for additional information.

4th Quarter Supplemental Information 10

Supplemental Disclosure
Real Property Operations - Same Property Portfolio(a) (Continued)
(amounts in millions, except for statistical information)

(e) Total Same Property operating expenses consist of the following components for the periods shown (in millions) and exclude amounts invested into recently acquired properties to bring them up to the Company's standards:

	Quarter Ended				Year Ended
	December 31, 2023	December 31, 2022	Change	% Change	December 31, 2023	December 31, 2022	Change	% Change
Payroll and benefits	$44.8	$42.5	$2.3	5.5%	$190.6	$181.6	$9.0	5.0%
Real estate taxes	26.0	25.4	0.6	2.3%	107.2	103.1	4.1	4.0%
Supplies and repairs	17.2	20.5	(3.3)	(16.1)%	75.2	78.9	(3.7)	(4.7)%
Utilities	15.4	16.8	(1.4)	(8.3)%	64.7	67.0	(2.3)	(3.4)%
Legal, state / local taxes, and insurance	13.8	10.9	2.9	27.0%	55.8	39.2	16.6	42.3%
Other	14.5	15.3	(0.8)	(5.0)%	67.1	68.0	(0.9)	(1.4)%
Total Same Property Operating Expenses	$131.7	$131.4	$0.3	0.3%	$560.6	$537.8	$22.8	4.2%

	As of
	December 31, 2023		December 31, 2022
	MH	RV	MH	RV
Other Information
Number of properties	288	160	288	160

Sites
MH and Annual RV sites	98,620	32,090	98,340	30,030
Transient RV sites	N/M	22,280	N/M	24,370
Total	98,620	54,370	98,340	54,400

MH and Annual RV Occupancy
Occupancy(b)	97.3%	100.0%	96.6%	100.0%
Monthly base rent per site	$670	$593	$630	$546
% Change of monthly base rent(c)	6.4%	8.7%	N/A	N/A

Rental Program Statistics included in MH:
Number of occupied sites, end of period(d)	10,010	N/A	9,310	N/A
Monthly rent per site – MH Rental Program	$1,292	N/A	$1,221	N/A
% Change(d)	5.8%	N/A	N/A	N/A
N/M = Not meaningful.
N/A = Not applicable.
(a) Refer to Definitions and Notes for additional information.
(b) Same Property blended occupancy for MH and RV was 97.9% at December 31, 2023, up 50 basis points from 97.4% at December 31, 2022. Adjusting for expansion sites delivered and leased, Same Property adjusted blended occupancy for MH and RV increased by 230 basis points year over year, to 98.9% at December 31, 2023, from 96.6% at December 31, 2022.
(c) Calculated using actual results without rounding.
(d) Occupied rental program sites in Same Property are included in total sites.
4th Quarter Supplemental Information 11

Other Operating Information
Home Sales Summary
($ in millions, except for average selling price)

	Quarter Ended			Year Ended
Financial Information	December 31, 2023	December 31, 2022	% Change	December 31, 2023	December 31, 2022	% Change
North America
Home sales	$61.9	$62.0	(0.2)%	$233.8	$275.4	(15.1)%
Home cost and selling expenses	48.5	47.4	2.3%	178.7	203.3	(12.1)%
NOI	$13.4	$14.6	(8.2)%	$55.1	$72.1	(23.6)%
NOI margin %	21.6%	23.5%		23.6%	26.2%

UK(a)
Home sales	$31.3	$45.7	(31.5)%	$186.1	$190.4	(2.3)%
Home cost and selling expenses	22.0	28.6	(23.1)%	116.7	107.9	8.2%
NOI	$9.3	$17.1	(45.6)%	$69.4	$82.5	(15.9)%
NOI margin %	29.7%	37.4%		37.3%	43.3%

Total(a)
Home sales	$93.2	$107.7	(13.5)%	$419.9	$465.8	(9.9)%
Home cost and selling expenses	70.5	76.0	(7.2)%	295.4	311.2	(5.1)%
NOI	$22.7	$31.7	(28.4)%	$124.5	$154.6	(19.5)%
NOI margin %	24.4%	29.4%		29.6%	33.2%

Other information
Units Sold:
North America	656	674	(2.7)%	2,565	3,212	(20.1)%
UK(a)	547	565	(3.2)%	2,857	2,343	21.9%
Total home sales(a)	1,203	1,239	(2.9)%	5,422	5,555	(2.4)%

Average Selling Price:
North America	$94,360	$91,988	2.6%	$91,150	$85,741	6.3%
UK(a)	$57,221	$80,885	(29.3)%	$65,138	$81,263	(19.8)%
(a) UK amounts for the year ended December 31, 2022 cover the period from April 8, 2022 (date of acquisition) through December 31, 2022.

Operating Statistics for MH and Annual RVs (excluding UK Operations)

	Resident Move-outs
	% of Total Sites	Number of Move-outs	Leased Sites, Net(a)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
2023	3.6%	6,590	3,268	564	2,001	2,296
2022	3.0%	5,170	2,922	703	2,509	2,864
2021	2.7%	5,276	2,483	732	3,356	3,528
(a) Net increase in revenue producing sites.
4th Quarter Supplemental Information 12

Investment Activity
Acquisitions and Dispositions
(amounts in millions, except for *)

Property Name	Property Type	Number of Properties*	Sites, Wet Slips and Dry Storage Spaces*	Expansion or Development Sites*	State, Province or Country	Total Purchase / Sale Price	Month
ACQUISITIONS
Fox Run(a)	MH	1	68	72	MI	$7.0	January
Savannah Yacht Center(b)	Marina	1	24	—	GA	100.0	March
First Quarter 2023		2	92	72		$107.0

Acquisitions in 2023		2	92	72		$107.0

DISPOSITIONS
Cedar Haven	MH	1	155	—	ME	$6.8	August
Third Quarter 2023		1	155	—		$6.8

Sun NG properties(c)	RV	3	955	—	Various	$166.1	December
Fourth Quarter 2023		3	955	—		$166.1

Dispositions in 2023		4	1,110	—		$172.9
(a) In conjunction with the acquisition of this ground-up development project, the Company issued 31,289 Common OP units valued at $4.4 million. The Company also delivered 68 of the 140 sites during the first quarter.
(b) In conjunction with this acquisition, the Company issued one million Series K preferred OP units to cover the total purchase price of $100.0 million.
(c) Sale price represents the total value of the three joint venture properties that were disposed of as part of the transaction with the Company's joint venture partner in Sun NG.

4th Quarter Supplemental Information 13

Investment Activity
Capital Expenditures and Investments
(amounts in millions, except for *)

	Year Ended
	December 31, 2023		December 31, 2022		December 31, 2021
	MH / RV	Marina	MH / RV	Marina	MH / RV	Marina
Recurring Capital Expenditures(a)	$51.8	$35.5	$51.0	$22.8	$45.3	$19.3

Non-Recurring Capital Expenditures(a)
Lot Modifications	$54.9	N/A	$39.1	N/A	$28.8	N/A
Growth Projects	21.6	82.9	28.4	71.1	25.6	51.4
Rebranding	4.7	N/A	15.0	N/A	6.1	N/A
Acquisitions	182.4	186.3	2,788.1	522.5	944.3	852.9
Expansion and Development	250.3	26.0	247.9	13.9	191.8	9.9
Total Non-Recurring Capital Expenditures	513.9	295.2	3,118.5	607.5	1,196.6	914.2
Total	$565.7	$330.7	$3,169.5	$630.3	$1,241.9	$933.5
Other Information
Recurring Capex per Site, Slip and Dry Storage Spaces(b)*	$388	$867	$397	$582	$371	$491
N/A = Not applicable.
(a) Refer to Definitions and Notes for additional information.
(b) Average based on actual number of MH and RV sites and Marina wet slips and dry storage spaces associated with the recurring capital expenditures in each period.
4th Quarter Supplemental Information 14

Capitalization
Capitalization Overview
(Shares and units in thousands, dollar amounts in millions, except for *)

	As of
	December 31, 2023
Equity and enterprise value	Common Equivalent Shares	Share Price*	Capitalization
Common shares	124,436	$133.65	$16,630.9
Convertible securities
Common OP units	2,735	$133.65	365.5
Preferred OP units	2,646	$133.65	353.6
Diluted shares outstanding and market capitalization(a)	129,817		17,350.0
Plus: Debt, per the balance sheet			7,777.3
Total capitalization			25,127.3
Less: Cash and cash equivalents (excluding restricted cash)			(29.2)
Enterprise value(b)			$25,098.1

Debt		Weighted Average Maturity (in years)*	Debt Outstanding
Mortgage loans payable		9.2	$3,478.9
Secured borrowings on collateralized receivables(b)		14.2	55.8
Unsecured debt		4.7	4,242.6
Total carrying value of debt per consolidated balance sheet		6.8	7,777.3
Plus: Unamortized deferred financing costs and discounts / premiums on debt			39.1
Total debt(c)			$7,816.4

Corporate debt rating and outlook
Moody's			Baa3 | Stable
S&P			BBB | Stable
(a) Refer to "Securities" within Definitions and Notes for additional information related to our securities outstanding.
(b) Refer to "Secured borrowings on collateralized receivables" within Definitions and Notes for additional information.
(c) Refer to "Enterprise Value" and "Net Debt" within Definitions and Notes for additional information.
4th Quarter Supplemental Information 15

Capitalization
Summary of Outstanding Debt
(amounts in millions, except for *)

	Quarter Ended
	December 31, 2023
	Debt Outstanding	Weighted Average Interest Rate(a)*	Maturity Date*
Secured Debt:
Mortgage loans payable	$3,478.9	3.99%	Various
Secured borrowings on collateralized receivables(b)	55.8	8.56%	Various
Total Secured Debt	3,534.7	4.07%

Unsecured Debt:
Senior Credit Facility:
Revolving credit facilities (in USD)(c)	944.1	6.07%	April 2026
GBP term loan (in USD)(d)	1,113.2	4.88%	April 2025
Total senior credit facility	2,057.3
Other unsecured term loan	7.8	6.41%	October 2025
Senior credit facility and other term loan	2,065.1	5.43%

Senior Unsecured Notes:
2028 senior unsecured notes	446.8	2.30%	November 2028
2031 senior unsecured notes	742.4	2.70%	July 2031
2032 senior unsecured notes	592.6	3.62%	April 2032
2033 senior unsecured notes	395.7	5.51%	January 2033
Total Senior Unsecured Notes	2,177.5	3.38%

Total Unsecured Debt	4,242.6	4.37%
Total debt, per consolidated balance sheets	7,777.3	4.23%
Plus: Unamortized deferred financing costs, discounts / premiums on debt, and fair value adjustments(a)	39.1
Total debt	$7,816.4
(a)Includes the effect of amortizing deferred financing costs, loan premiums / discounts, and derivatives, as well as fair value adjustments on the Secured borrowings on collateralized receivables.
(b) Refer to "Secured borrowings on collateralized receivables" within Definitions and Notes for additional information.
(c)As of December 31, 2023, the Company's revolving credit facilities consisted of:
•$418.0 million borrowed on its U.S. line of credit at the Secured Overnight Financing Rate ("SOFR") plus 85 basis points, of which $150.0 million was swapped to a weighted average fixed SOFR rate of 4.757% for an all-in fixed rate of 5.707%.
•$526.1 million USD equivalent borrowed on its GBP line of credit at the Daily Sterling Overnight Index Average ("SONIA") plus 85 basis points.
(d)As of December 31, 2023, £500.0 million ($636.6 million) was swapped to a weighted average fixed SONIA rate of 2.924% for an all-in fixed rate, inclusive of spread, of 3.906%.

Debt Maturities(e)

Year	Mortgage Loans Payable(f)	Secured Borrowings on Collateralized Receivables(g)(b)	Principal Amortization	Senior Credit Facility	Senior Unsecured Notes	Other Unsecured Debt	Total
2024	$128.8	$2.3	$56.5	$—	$—	$7.8	$195.4
2025	50.6	2.5	54.2	1,114.8	—	—	1,222.1
2026	658.4	2.7	46.3	944.1	—	—	1,651.5
2027	4.0	3.0	40.6	—	—	—	47.6
2028	303.8	3.2	43.4	—	450.0	—	800.4
Thereafter	1,525.2	40.2	584.0	—	1,750.0	—	3,899.4
Total	$2,670.8	$53.9	$825.0	$2,058.9	$2,200.0	$7.8	$7,816.4
(e) Debt maturities include the unamortized deferred financing costs, discount / premiums, and fair value adjustments associated with outstanding debt.
(f) For the Mortgage loan payables maturing between 2024 - 2028:

	2024	2025	2026	2027	2028
Weighted average interest rate	4.03%	4.04%	3.97%	4.34%	4.04%
(g) Balance at December 31, 2023 excludes fair value adjustments of $1.9 million.
555
4th Quarter Supplemental Information 16

Capitalization
Debt Analysis

		As of
		December 31, 2023
Select Credit Ratios
Net debt / TTM recurring EBITDA(a)		6.1 x
Net debt / enterprise value		30.9%
Net debt / gross assets		38.3%
Unencumbered assets / total assets		76.5%
Floating rate debt / total debt(b)		16.4%

Coverage Ratios
TTM Recurring EBITDA(a) / interest		3.9 x
TTM Recurring EBITDA(a) / interest + preferred distributions + preferred stock distribution		3.8 x

Senior Credit Facility Covenants	Requirement
Maximum leverage ratio	<65.0%	35.9%
Minimum fixed charge coverage ratio	>1.40 x	3.02 x
Maximum secured leverage ratio	<40.0%	13.8%

Senior Unsecured Note Covenants	Requirement
Total debt / total assets	≤60.0%	41.7%
Secured debt / total assets	≤40.0%	18.9%
Consolidated income available for debt service / debt service	≥1.50 x	3.97 x
Unencumbered total asset value / total unsecured debt	≥150.0%	335.2%
(a) Refer to page 8 for additional detail on the Company's TTM Recurring EBITDA.
(b) Percentage includes the impact of hedge activities.

^ Excludes the Company's borrowings under its senior credit facility.
4th Quarter Supplemental Information 17

Definitions and Notes

2024 Guidance - Presentation Conformity of 2023 Results

Effective January 1, 2024, we have reclassified certain indirect expenses to more precisely align with underlying activity drivers. The corresponding prior period amounts have been reclassified to conform with the 2024 presentation as shown in the table below ($ in millions, except average NOI margin per home sold):

	Quarter Ended								Year Ended
	March 31, 2023		June 30, 2023		September 30, 2023		December 31, 2023		December 31, 2023
	Reported	Reclassified	Reported	Reclassified	Reported	Reclassified	Reported	Reclassified	Reported	Reclassified
Consolidated portfolio property operating expenses	$(186.7)	$(187.3)	$(208.6)	$(209.5)	$(224.8)	$(225.4)	$(187.8)	$(188.2)	$(807.9)	$(810.4)
Service, retail, dining and entertainment NOI	$2.6	$2.6	$19.2	$26.0	$26.7	$32.0	$5.4	$7.9	$53.9	$68.5
General and administrative expenses	$(63.9)	$(64.2)	$(62.3)	$(62.8)	$(66.2)	$(66.9)	$(77.8)	$(78.2)	$(270.2)	$(272.1)
North America Home sales FFO contribution	$2.6	$3.5	$6.1	$5.5	$4.8	$3.2	$4.7	$4.8	$18.2	$17.0
UK Home Sales FFO contribution	$12.6	$12.4	$24.7	$20.0	$22.0	$19.5	$9.0	$7.3	$68.3	$59.2
Average UK NOI margin per home sold	$21,159	$21,173	$29,560	$23,763	$25,830	$23,088	$17,200	$13,900	$24,307	$21,132

Capital Expenditures and Investment Activity - The Company classifies its investments in properties into the following categories:

•Recurring Capital Expenditures - Property recurring capital expenditures are necessary to maintain asset quality, including purchasing and replacing items used to operate the communities and marinas. Recurring capital expenditures at the Company's MH and RV properties include major road, driveway and pool improvements; clubhouse renovations; adding or replacing streetlights; playground equipment; signage; maintenance facilities; manager housing and property vehicles. Recurring capital expenditures at the Company's marinas include dredging, dock repairs and improvements, and equipment maintenance and upgrades. The minimum capitalized amount is five hundred dollars.

•Non-Recurring Capital Expenditures - The following investment and reinvestment activities are non-recurring in nature:

•Lot Modifications - Lot modification capital expenditures are incurred to modify the foundational structures required to set a new home after a previous home has been removed. These expenditures are necessary to create a revenue stream from a new site renter and often improve the quality of the community. Other lot modification expenditures include land improvements added to annual RV sites to aid in the conversion of transient RV guests to annual contracts. See page 12 for move-out rates.

•Growth Projects - Growth projects consist of revenue-generating or expense-reducing activities at the properties. These include, but are not limited to, utility efficiency and renewable energy projects, site, slip or amenity upgrades, such as the addition of a garage, shed or boat lift, and other special capital projects that substantiate an incremental rental increase.

•Rebranding - Rebranding includes new signage at the Company's RV communities and costs of building an RV mobile application and updated website.

•Acquisitions - Total acquisition investments represent the purchase price paid for operating properties (detailed for the current calendar year on page 13), the purchase price paid for land parcels for future ground-up development and expansions activities, and any capital improvements identified during due diligence needed to bring acquired properties up to the Company's operating standards.

Capital improvements subsequent to acquisition often require 24 to 36 months to complete after closing and include upgrading clubhouses; landscaping; new street light systems; new mail delivery systems; pool renovations including larger decks, heaters and furniture; new maintenance facilities; lot modifications; and new signage including main signs and internal road signs.
4th Quarter Supplemental Information 18

For the year ended December 31, 2023, the components of total acquisition investment are as follows (in millions):

	Year Ended December 31, 2023
	MH and RV	Marina	Total
Purchase price of property acquisitions	$7.2	$100.6	$107.8
Capitalized transaction costs for property acquisitions	5.7	1.7	7.4
Purchase price of land acquisitions (including capitalized transaction costs)(a)	38.2	—	38.2
Capital improvements to recent property acquisitions	131.3	84.0	215.3
Total Acquisition Investments	$182.4	$186.3	$368.7
(a) Includes the value allocated to infrastructure improvements associated with acquired land, when applicable.

•Expansions and Developments - Expansion and development expenditures consist primarily of construction costs such as roads, activities, and amenities, and costs necessary to complete site improvements, such as driveways, sidewalks and landscaping at the Company's MH and RV communities. Expenditures also include costs to rebuild after damage has been incurred at MH, RV or marina properties, and research and development.

Enterprise Value - Equals total equity market capitalization, plus total indebtedness reported on the Company's balance sheet and less cash and cash equivalents (excluding restricted cash).

GAAP - U.S. Generally Accepted Accounting Principles.

Home Sales Contribution to FFO - The reconciliation of NOI from home sales to FFO from home sales for the quarter and year ended December 31, 2023 is as follows (in millions):

	Quarter Ended December 31, 2023			Year Ended December 31, 2023
	North America	UK	Total	North America	UK	Total
Home Sales NOI	$13.4	$9.3	$22.7	$55.1	$69.4	$124.5
Gain on dispositions of assets, net	(8.7)	(0.3)	(9.0)	(36.9)	(1.1)	(38.0)
FFO Contribution from home sales	$4.7	$9.0	$13.7	$18.2	$68.3	$86.5

Interest Expense - The following is a summary of the components of the Company's interest expense (in millions):

	Quarter Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Interest on Secured debt, Senior unsecured notes, Senior Credit Facility, Unsecured Term Loan and interest rate swaps	$82.5	$63.6	$311.0	$215.0
Lease related interest expense	3.2	3.8	14.1	9.4
Amortization of deferred financing costs, debt / (premium) or discounts and losses on hedges	1.6	1.4	6.1	5.1
Senior credit facility commitment fees and other finance related charges	2.0	1.7	6.9	7.3
Capitalized interest	(4.0)	(2.9)	(12.9)	(7.0)
Interest Expense Before Interest on Secured borrowings	85.3	67.6	325.2	229.8
Interest expense on Secured borrowings on collateralized receivables	0.6	—	0.6	—
Interest Expense, per Consolidated Statements of Operations	$85.9	$67.6	$325.8	$229.8

NAREIT - The National Association of Real Estate Investment Trusts is the worldwide representative voice for REITs and real estate companies with an interest in U.S. real estate and capital markets. More information is available at www.reit.com.

Net Debt - The carrying value of debt, which includes unamortized premiums, discounts and deferred financing costs, less, unrestricted cash (i.e., cash and cash equivalents, excluding restricted cash).

Acquisition and Other Transaction Costs - In the Company's Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to Core FFO on page 6, 'Acquisition and other transaction costs' represent (a) nonrecurring integration expenses associated with acquisitions during the quarter and year ended December 31, 2023 and 2022, (b) costs associated with potential acquisitions that will not close, (c) costs associated with the termination of the bridge loan commitment during the quarter ended March 31, 2022 related to the acquisition of Park Holidays, (d) expenses incurred to bring recently acquired properties up to the Company's op
4th Quarter Supplemental Information 19

erating standards, including items such as tree trimming and painting costs that do not meet the Company's capitalization policy, and other non-recurring transaction costs, and (d) other non-recurring transaction.

Other adjustments, net - In the Company's Reconciliation of Net Income / (Loss) Attributable to SUI Common Shareholders to Core FFO on page 6, 'Other adjustments, net' consists of the following (in millions):

	Quarter Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Litigation settlement	$1.3	$—	$0.6	$(3.4)
Gain on sale of investment	(15.3)	(0.1)	(15.3)	(0.4)
Long term lease termination (benefit) / expense	—	4.4	4.0	4.3
Deferred tax benefit	(8.3)	(0.3)	(22.9)	(4.2)
RV rebranding non-recurring cost	—	1.4	—	3.6
Accelerated deferred compensation amortization	1.2	0.1	1.6	0.5
ERP implementation expense	2.7	—	2.7	—
Other	0.6	—	1.9	—
Other adjustments, net	$(17.8)	$5.5	$(27.4)	$0.4

Other expense, net - In the Company's Consolidated Statements of Operations on page 5, 'Other expense, net' consists of the following (in millions):

	Quarter Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Litigation settlement	$(1.3)	$—	$(0.6)	$3.4
Long term lease termination expense	—	(4.4)	(4.0)	(4.3)
Repair reserve on repossessed homes	(0.3)	(0.3)	(2.5)	(1.2)
Gain on remeasurement of Collateralized receivables	1.5	—	1.5	—
Loss on remeasurement of Secured borrowings on collateralized receivables	(1.9)	—	(1.9)	—
Other	—	—	—	—
Other expense, net	$(2.0)	$(4.7)	$(7.5)	$(2.1)

Same Property - The Company defines Same Properties as those the Company has owned and operated continuously since at least January 1, 2022. Same properties exclude ground-up development properties, acquired properties and properties sold after December 31, 2021. The Same Property data may change from time-to-time depending on acquisitions, dispositions, management discretion, significant transactions or unique situations.

Secured borrowings on collateralized receivables - This is a transferred asset transaction which has been classified as collateralized receivables and the cash received from this transaction has been classified as secured borrowings. The interest income and interest expense accrue at the same amount. The Company elected to fair value the collateralized receivables and the secured borrowings under ASC 820, "Fair Value Measurements and Disclosures." As a result, the balance of collateralized receivables and related secured borrowings are net of fair value adjustments.

4th Quarter Supplemental Information 20

Securities - The Company had the following securities outstanding as of December 31, 2023:

	Number of Units / Shares Outstanding (in thousands)	Conversion Rate(a)	If Converted to Common shares (in thousands)(b)	Issuance Price Per Unit	Annual Distribution Rate
Non-Convertible Securities
Common shares	124,436	N/A	N/A	N/A	$3.72(c)

Convertible Securities Classified as Equity
Common OP units	2,735	1.0000	2,735	N/A	Mirrors common share distributions

Preferred OP Units
Series A-1	202	2.4390	493	$100.00	6.00%
Series A-3	40	1.8605	75	$100.00	4.50%
Series C	306	1.1100	340	$100.00	5.00%
Series D	489	0.8000	391	$100.00	4.00%
Series E	80	0.6897	55	$100.00	5.50%
Series F	90	0.6250	56	$100.00	3.00%
Series G	211	0.6452	136	$100.00	3.20%
Series H	581	0.6098	355	$100.00	3.00%
Series J	238	0.6061	144	$100.00	2.85%
Series K	1,000	0.5882	588	$100.00	4.00%
Series L	20	0.6250	13	$100.00	3.50%
Total	3,257		2,646
Total convertible securities outstanding	5,992		5,381
(a) Exchange rates are subject to adjustment upon stock splits, recapitalizations and similar events. The exchange rates of certain series of OP units are approximated to four decimal places.
(b) Calculation may yield minor differences due to fractional shares paid in cash to the shareholder at conversion.
(c) Annual distribution is based on the last quarterly distribution annualized.

Share - In addition to reporting net income on a diluted basis ("EPS"), the Company reports FFO and Core FFO on a per common share and dilutive convertible securities basis (per "Share"). For the periods presented below, the Company's diluted weighted average common shares outstanding for EPS and FFO are as follows:

	Quarter Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Diluted Weighted Average Common Shares Outstanding - EPS
Weighted average common shares outstanding - Basic	123.5	123.1	123.4	120.2
Common shares dilutive effect from forward equity sale	—	—	—	0.2
Dilutive restricted stock	0.2	0.3	0.4	—
Common and preferred OP units dilutive effect	2.7	2.4	—	2.5
Weighted Average Common Shares Outstanding - Diluted	126.4	125.8	123.8	122.9

Diluted Weighted Average Common Shares Outstanding - FFO
Weighted average common shares outstanding - Basic	123.5	123.1	123.4	120.2
Common shares dilutive effect from forward equity sale	—	—	—	0.2
Restricted stock	0.2	0.3	0.4	0.4
Common OP units	2.6	2.4	2.5	2.5
Common stock issuable upon conversion of certain preferred OP units	2.7	0.7	2.6	2.3
Weighted Average Common Shares Outstanding - Diluted	129.0	126.5	128.9	125.6

4th Quarter Supplemental Information 21

Utility Revenues - In its Consolidated Statements of Operations and its total portfolio presentation of real property operating results, the Company includes the following utility reimbursement revenues in real property revenues (excluding transient):

	Quarter Ended		Year Ended
Consolidated Portfolio	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Utility reimbursement revenues
MH
North America	$16.5	$15.7	$69.4	$64.4
UK	3.9	3.4	16.7	9.5
RV	3.9	3.8	19.2	19.0
Marina	6.6	5.4	25.5	20.2
Total	$30.9	$28.3	$130.8	$113.1

For its presentation of Same Property results on page 10, the Company nets the following utility revenues (which include utility reimbursement revenues from residents) against related utility expenses in Same Property operating expenses:

	Quarter Ended		Year Ended
Same Property Portfolio	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Utility revenues netted against related utility expenses
MH - North America	$16.2	$15.6	$68.3	$63.8
RV	3.9	3.8	19.3	18.1
Marina	6.0	5.1	22.7	19.2
Total	$26.1	$24.5	$110.3	$101.1

Non-GAAP Supplemental Measures

Investors and analysts following the real estate industry use non-GAAP supplemental performance measures, including net operating income ("NOI"), earnings before interest, tax, depreciation and amortization ("EBITDA") and funds from operations ("FFO") to assess REITs. The Company believes that NOI, EBITDA and FFO are appropriate measures given their wide use by and relevance to investors and analysts. Additionally, NOI, EBITDA and FFO are commonly used in various ratios, pricing multiples, yields and returns and valuation calculations used to measure financial position, performance and value.

NOI provides a measure of rental operations that does not factor in depreciation, amortization and non-property specific expenses such as general and administrative expenses.

EBITDA provides a further measure to evaluate ability to incur and service debt; EBITDA also provides further measures to evaluate the Company's ability to fund dividends and other cash needs.

FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets.

•Net Operating Income ("NOI")

◦Total Portfolio NOI - The Company calculates NOI by subtracting property operating expenses and real estate taxes from operating property revenues. NOI is a non-GAAP financial measure that the Company believes is helpful to investors as a supplemental measure of operating performance because it is an indicator of the return on property investment and provides a method of comparing property performance over time. The Company uses NOI as a key measure when evaluating performance and growth of particular properties and / or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense and non-property specific expenses such as general and administrative expenses, all of which are significant costs. Therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall. The Company believes that NOI provides enhanced comparability for investor evaluation of properties performance and growth over time.

4th Quarter Supplemental Information 22

The Company believes that GAAP net income (loss) is the most directly comparable measure to NOI. NOI should not be considered to be an alternative to GAAP net income (loss) as an indication of the Company's financial performance or GAAP cash flow from operating activities as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. Because of the inclusion of items such as interest, depreciation and amortization, the use of GAAP net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level.

◦Same Property NOI - This is a key management tool used when evaluating performance and growth of the Company's Same Property portfolio. The Company believes that Same Property NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the Same property portfolio from one period to the next. Same Property NOI does not include the revenues and expenses related to home sales, service, retail, dining and entertainment activities at the properties.

•Earnings before interest, tax, depreciation and amortization ("EBITDA")

◦EBITDAre - NAREIT refers to EBITDA as "EBITDAre" and calculates it as GAAP net income (loss), plus interest expense, plus income tax expense, plus depreciation and amortization, plus or minus losses or gains on the disposition of depreciated property (including losses or gains on change of control), plus impairment write-downs of depreciated property and of investments in nonconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity's share of EBITDAre of nonconsolidated affiliates. EBITDAre is a non-GAAP financial measure that the Company uses to evaluate its ability to incur and service debt, fund dividends and other cash needs and cover fixed costs. Investors utilize EBITDAre as a supplemental measure to evaluate and compare investment quality and enterprise value of REITs. Investors utilize EBITDAre as a supplemental measure to evaluate and compare investment quality and enterprise value of REITs.

◦Recurring EBITDA - The Company also uses EBITDAre excluding certain gain and loss items that management considers unrelated to measurement of the Company's performance on a basis that is independent of capital structure ("Recurring EBITDA"). The Company believes that GAAP net income (loss) is the most directly comparable measure to EBITDAre. EBITDAre is not intended to be used as a measure of the Company's cash generated by operations or its dividend-paying capacity, and should therefore not replace GAAP net income (loss) as an indication of the Company's financial performance or GAAP cash flow from operating, investing and financing activities as measures of liquidity.

•Funds from Operations ("FFO")

◦FFO - NAREIT defines FFO as GAAP net income (loss), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation and amortization, real estate related impairments, and after adjustments for nonconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. By excluding gains and losses related to sales of previously depreciated operating real estate assets, real estate related impairment and real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from GAAP net income (loss). Management believes the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful.

◦Core FFO - In addition to FFO, the Company uses FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of the Company's core business ("Core FFO"). The Company believes that Core FFO provides enhanced comparability for investor evaluations of period-over-period results.

4th Quarter Supplemental Information 23

The Company believes that GAAP net income (loss) is the most directly comparable measure to FFO. The principal limitation of FFO is that it does not replace GAAP net income (loss) as a financial performance measure or GAAP cash flow from operating activities as a measure of the Company's liquidity. Because FFO excludes significant economic components of GAAP net income (loss) including depreciation and amortization, FFO should be used as a supplement to GAAP net income (loss) and not as an alternative to it. Furthermore, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO is calculated in accordance with the Company's interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that interpret the NAREIT definition differently.

Park Holidays Non-Cash Goodwill Impairment Adjustment

2023 results as reported and as adjusted for the Park Holidays non-cash goodwill impairment are as follows ($ in millions, except per share amounts):

	Quarter Ended
	March 31, 2023		June 30, 2023		September 30, 2023
	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
Basic earnings / (loss) per share	$(0.24)	$(0.36)	$0.72	$(1.67)	$1.31	$0.97
Diluted earnings / (loss) per share	$(0.24)	$(0.36)	$0.72	$(1.68)	$1.31	$0.97
			.
FFO per Share	$1.14	$1.14	$1.95	$1.96	$2.55	$2.55

Total assets	$17,363.8	$17,348.1	$17,561.4	$17,234.9	$17,605.3	$17,246.6

Certain financial information has been revised to reflect reclassifications in prior periods to conform to current period presentation.
4th Quarter Supplemental Information 24